EXHIBIT 99.1 - JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D (and any amendments thereto) relating to the common stock, par value $0.01 per share, of The Penn Traffic Company, a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

January 30, 2009

KING STREET CAPITAL, L.P.
By:   King Street Advisors, L.L.C.,
         Its General Partner

By:   /s/ Brian J. Higgins
        Name:  Brian J. Higgins
        Title:    Managing Member

KING STREET CAPITAL, LTD.

By:   /s/ Brian J. Higgins
        Name:  Brian J. Higgins
        Title:    Director

KING STREET ADVISORS, L.L.C.

By:   /s/ Brian J. Higgins
        Name:  Brian J. Higgins
        Title:    Managing Member

KING STREET CAPITAL MASTER FUND, LTD.

By:   /s/ Brian J. Higgins
        Name:  Brian J. Higgins
        Title:    Director

KING STREET MASTER ADVISORS, L.L.C.

By:   /s/ Brian J. Higgins
        Name:  Brian J. Higgins
        Title:    Managing Member

KING STREET CAPITAL MANAGEMENT, L.P.
By:    King Street Capital Management GP, L.L.C.
Its General Partner

By:   /s/ Brian J. Higgins
        Name:  Brian J. Higgins
        Title:    Managing Member

KING STREET CAPITAL MANAGEMENT GP, L.L.C.

By:   /s/ Brian J. Higgins
        Name:  Brian J. Higgins
        Title:    Managing Member

/s/ O. Francis Biondi, Jr.
O. FRANCIS BIONDI, JR.

/s/ Brian J. Higgins
BRIAN J. HIGGINS